EXHIBIT 10:14

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made and entered into as of the 18th day of February, 2003, by and between FEATHERLITE, INC., a Minnesota corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION (“Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender have heretofore entered into that certain Amended and Restated Loan Agreement dated as of July 31, 2002 (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment); and

WHEREAS, Borrower and Lender desire to amend the Loan Agreement in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. The definition of “Borrowing Base” contained in Exhibit A to the Loan Agreement is hereby amended to provide as follows:

Borrowing Base shall mean, as of the date of any determination thereof, the sum of:

(a) (i) Eighty-Five Percent (85%) if the Rate of Dilution of Borrower’s Accounts is less than or equal to Five Percent (5%), (ii) Eighty Percent (80%) if the Rate of Dilution of Borrower’s Accounts is greater than Five Percent (5%) but less than or equal to Eight Percent (8%), (iii) Seventy-Five Percent (75%) if the Rate of Dilution of Borrower’s Accounts is greater than Eight Percent (8%) but less than or equal to Ten Percent (10%) or (iv) Seventy-Percent (70%) if the Rate of Dilution of Borrower’s Accounts is greater than Ten Percent (10%), of the face amount of the Eligible Accounts of Borrower as of such date (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith and/or adjustments for reserves and allowances deemed appropriate by Lender in its good faith discretion); plus

(b) the lesser of (i) the sum as of such date of (x) Thirty Percent (30%) of that portion of the Eligible Inventory of Borrower consisting of raw materials, plus (y) Seventy Percent (70%) of that portion of the Eligible Inventory of Borrower consisting of work-in-process, sub-assembly, finished goods and used trailers, all valued at the lower of cost or market in accordance with GAAP, or (ii) $12,000,000.00; plus

(c) $1,000,000.00 until March 14, 2003, $500,000.00 during the period from March 14, 2003 until April 14, 2003, and $0 on April 14, 2003 and thereafter.

2. Borrower hereby agrees to pay Lender a nonrefundable amendment fee in the amount of $7,000.00 (the “Fee”) contemporaneously with the execution of this Amendment.

3. All references in the Loan Agreement to “this Agreement” and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment.

4. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

5. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Loan Agreement as amended by this Amendment.

6. Borrower hereby represents and warrants to Lender that:

(a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

(b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or By-Laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound or to which Borrower or any of its Property is subject;

(c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) all of the representations and warranties made by Borrower and/or any other Obligor in the Loan Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

(e) as of the date of this Amendment, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

7. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

8. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

9. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM.

IN WITNESS WHEREOF, Borrower and Lender have executed this First Amendment to Loan Agreement as of the date first above written.

FEATHERLITE, INC.

By	/s/ C. Clement
Title:	President

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Robin Van Meter
Title:	Vice President